Exhibit 99.1

NEWS

For Release     Immediate

Contacts (News Media) Tony Zehnder, Corporate Communications 312.396.7086 (Investors) Scott Galovic, Investor Relations 317.817.3228


                      Conseco Announces Annual Meeting Date

Carmel, Ind., February 17, 2009 - Conseco, Inc. (NYSE: CNO) today announced that its annual meeting of shareholders will be held at 8:00 a.m. (EDT) on May 12, 2009 at its offices in Carmel, Indiana. Holders of record at the close of business on March 16 will be entitled to vote at the meeting. The annual meeting will also be available via webcast, which will be accessible through the Investors section of the company's website.

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at http://www.conseco.com/.



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